UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2007

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 - Regulation FD
Item 7.01 Regulation FD Disclosure

On February 28, 2007 at 11:15 a.m. (Eastern Standard Time), members of senior management of PPL Corporation ("PPL") will make a presentation to investors and financial analysts at the UBS Natural Gas & Electric Utilities Conference in New York, New York. John R. Biggar, PPL’s executive vice president and chief financial officer, will discuss PPL’s corporate strategy and general business outlook.

A copy of the slides to be used during the presentation is attached as Exhibit 99.1 and is incorporated herein by reference. The presentation will be available live, in audio format, along with the slides, on PPL's Internet Web site: www.pplweb.com. The webcast will be available for replay on PPL's Web site for 30 days.

During this discussion, it is expected that Mr. Biggar will reaffirm the Company’s previously announced earnings forecasts of $2.30 to $2.40 per share for 2007; an increase in earnings per share in 2008 over 2007 of at least 5 percent, based on the midpoint of the 2007 forecast and excluding projected synfuel earnings for 2007; and 2010 earnings per share of $3.50.

In addition to the discussion at the UBS presentation, representatives of PPL will be talking with analysts and investors during various meetings and discussions throughout March 2007. Unless it publicly discloses otherwise, PPL expects that during these meetings and discussions it will reaffirm the Company’s earnings forecasts.

Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	99.1 -	Slides to be used at the February 28, 2007, presentation by members of PPL’s senior management at the UBS Natural Gas & Electricity Utilities Conference in New York, New York.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Matt Simmons Matt Simmons Vice President and Controller

Dated: February 28, 2007